EXECUTION VERSION

Exhibit 4.8

SECOND AMENDMENT TO
CREDIT AGREEMENT

          This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of December 6, 2013, among Orchard Acquisition Company, LLC, a Delaware limited liability company (the “Parent Borrower”) and Jefferies Finance LLC, as Administrative Agent for, and on behalf of, the Lenders (as defined below) (in such capacity, the “Administrative Agent”).

R E C I T A L S:

          A.          The Parent Borrower, J.G. Wentworth, LLC (“Holdings”), the lenders from time to time party thereto (the “Lenders”) and the Administrative Agent are parties to that certain Credit Agreement, dated as of February 8, 2013, as amended by that certain First Amendment to Credit Agreement, dated as of May 31, 2013, among Parent Borrower, the Administrative Agent and the other parties party thereto (and as further amended, restated, amended and restated, supplemented or otherwise modified, the “Credit Agreement”).

          B.          The Parent Borrower wishes to amend the Credit Agreement to, among other things, provide for the prepayment of a certain amount of the Initial Term Loans without a corresponding payment of the prepayment premium, to reduce the Applicable Revolving Loan Margin, the Applicable Term Loan Margin, the Base Rate floor and the Adjusted Eurodollar Rate floor and to extend the dates with respect to which the prepayment premium is payable with respect to the Initial Term Loans.

          C.           Accordingly, the Parent Borrower, Holdings, the Administrative Agent and the Lenders party hereto desire to amend the Credit Agreement pursuant to Section 11.12 thereof in order to modify certain provisions thereof in accordance with and subject to the terms and conditions set forth below.

          Section 1          Definitions and Interpretation.

          1.1           Definitions. Unless otherwise defined in this Amendment, capitalized terms used herein shall have the meanings given to them in the Credit Agreement.

          1.2           Interpretation. This Amendment shall be construed and interpreted in accordance with the rules of construction set forth in Sections 1.02, 1.03 and 1.04 of the Credit Agreement.

          Section 2           Amendment to Credit Agreement. As of the Second Amendment Effective Date (as defined below), the Credit Agreement is hereby amended as follows:

          2.1           Amendments to Section 1.01.

(a) Section 1.01 of the Credit Agreement is hereby amended by adding the following defined terms in proper alphabetical order:

“Second Amendment” means that certain Second Amendment to Credit Agreement, dated as of December 6, 2013 among the Parent Borrower, the Lenders party thereto and the Administrative Agent.

“Second Amendment Effective Date” has the meaning set forth in Section 3.1 of the Second Amendment, which shall be December 6, 2013.

“Second Amendment Lead Arrangers” means Credit Suisse Securities (USA) LLC and Jefferies LLC, as joint lead arrangers and joint lead bookrunners under the Second Amendment.

“Specified Prepayment” means a prepayment of the Initial Term Loans by the Parent Borrower on the Second Amendment Effective Date in a principal amount equal to $123,000,000.

(b) Section 1.01 of the Credit Agreement is hereby amended by amending the proviso in the definition of “Base Rate” by deleting the reference to “2.50%” therein and replacing it with a reference to “2.00%”.

(c) Section 1.01 of the Credit Agreement is hereby amended by amending the last proviso in the definition of “Adjusted Eurodollar Rate” by deleting the reference to “1.50%” therein and replacing it with a reference to “1.00%”.

(d) Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of “Applicable Revolving Loan Margin” in its entirety and replacing it with the following:

““Applicable Revolving Loan Margin” means, with respect to Initial Revolving Loans, for any day, with respect to any Base Rate Loan or Eurodollar Loan, as the case may be, the applicable rate per annum set forth below under the caption “Base Rate Spread” or “Eurodollar Spread”, as the case may be:

Base Rate Spread	Eurodollar Spread
5.00%	6.00%

(e) Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of “Applicable Term Loan Margin” in its entirety and replacing it with the following:

““Applicable Term Loan Margin” means, with respect to Initial Term Loans, (i) 5.00% per annum for Initial Term Loans that are Base Rate Loans and (ii) 6.00% per annum for Initial Term Loans that are Eurodollar Loans.”

2.2 Amendment to Section 2.15. The Credit Agreement is hereby amended by deleting Section 2.15(f) in its entirety and replacing it with the following:

(a) “(f) Term Loan Prepayment Premium. Any prepayment of the Initial Term Loans made ratably to a Class of Term Loan Lenders pursuant to Section 2.15(a) (other than clause (v) thereof) shall be subject to the premiums outlined in the table below:

applicable period	% of repaid principal amount

Second Amendment Effective Date to
to February 7, 2015	(see below)

February 8, 2015 to February 7, 2016	103%

February 8, 2016 to February 7, 2017	101.5%

thereafter	100%.

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Prior to February 8, 2015, ratable prepayments of Initial Term Loans pursuant to Section 2.15(a) (other than clause (v) thereof) shall be made, in whole or in part, in an amount (such amount, the “Make-Whole Amount”) equal to (a) 100% of the then outstanding principal amount of the Initial Term Loans being prepaid, plus (b) all accrued and unpaid interest on the Initial Term Loans being prepaid to the date of prepayment, plus (c) a make-whole premium (the “Make-Whole Premium”) defined as an amount equal to (i) the present value of (A) the remaining payments of interest on the Initial Term Loans being prepaid through February 7, 2015 (other than accrued and unpaid interest on the Initial Term Loans being prepaid to the date of prepayment and assuming the interest rate equals the Applicable Margin plus the “LIBOR floor” then in effect) and (B) the prepayment price of the Initial Term Loans being prepaid as of February 8, 2015 (103% of the principal amount thereof), and using a discount rate equal to the applicable treasury rate plus 50 basis points, less (ii) the principal of the Initial Term Loans being prepaid as of the day of determination.

Notwithstanding anything to the contained herein or in any Loan Document to the contrary, no prepayment premium pursuant to this Section 2.15(f) or otherwise shall be payable in respect of the Specified Prepayment.”

                  2.3      Amendment to Section 11.02.  The Credit Agreement is hereby amended by adding “the Second Amendment Lead Arrangers,” after the phrase “Each Credit Party agrees to indemnify the Administrative Agent, the Collateral Agent, the Arranger,” at the beginning of Section 11.02 of the Credit Agreement.

                  Section 3           Effectiveness.

                  3.1      Conditions Precedent. The effectiveness of the amendments set forth in Section 2 above shall be conditioned on the satisfaction not later than three Business Days after the date hereof of the following conditions precedent (such date upon which all such conditions have been satisfied is referred to herein as the (the “Second Amendment Effective Date”)):

(a) this Amendment shall have been executed by the Parent Borrower and the Administrative Agent;

(b) each Lender under the Credit Agreement shall have consented to this Amendment by executing a Lender Addendum in the form attached hereto as Attachment 2 , and counterparts thereof as so executed shall have been delivered to the Administrative Agent;

(c) upon and immediately after giving effect to this Amendment, (i) all of the representations and warranties set forth in Section 4 below will be true and correct in all material respects (or, if qualified by “materiality,” “Material Adverse Effect” or similar language, in all respects (after giving effect to such qualification)) as of such date, except to the extent that such representations and warranties expressly relate to an earlier specified date or period, in which case such representations and warranties shall have been true and correct in all material respects as of the date when made or for the respective period, as the case may be, and (ii) no Default or Event of Default shall exist;

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(d) the Parent Borrower shall have paid all reasonable legal fees and out-of-pocket expenses of the Administrative Agent in connection with the negotiation and execution of this Amendment, and any other documents being executed or delivered in connection therewith;

(e) the Parent Borrower shall have paid all reasonable legal fees and out-of-pocket expenses of Credit Suisse Securities (USA) LLC, in connection with arranging the Amendment;

(f) the Parent Borrower shall have paid all other fees owing to the Second Amendment Lead Arrangers in connection with arranging the Amendment, as separately agreed by the Parent Borrower and each of the Second Amendment Lead Arrangers;

(g) the Parent Borrower shall have paid to Administrative Agent for the account of each Lender that has executed and delivered to the Administrative Agent a Lender Addendum on or prior to 12:00 p.m. (Noon) Eastern Time on December 6, 2013 (the “Consent Deadline”) an amendment fee in the amount of 1.50% of the principal amount of such Lender’s outstanding Loans and Commitments as of the date of the Consent Deadline (and without giving effect to any assignments to such Lender pursuant to Section 11.12(f) or the Specified Prepayment), which amendment fee, for the avoidance of doubt, will not be payable unless and until the other conditions set forth in this Section 3 have been met, except for the payment of fees pursuant to this Section 3(f);

(h) the Parent Borrower shall have made the Specified Prepayment on the Second Amendment Effective Date;

(i) the Guarantors shall have executed and delivered the reaffirmation of the Guaranty attached hereto as Attachment 1;

(j) the Administrative Agent shall have received certified copies of the resolutions of the Board of Directors (or similar governing body) of the Parent Borrower evidencing approval of this Amendment;

(k) the Administrative Agent shall have received executed customary opinions of the Parent Borrower’s counsel addressed to the Administrative Agent and the Lenders and dated as of the Second Amendment Effective Date in form and substance reasonably satisfactory to the Administrative Agent and the Second Amendment Lead Arrangers; and

(l) the Administrative Agent shall have received certified copies of the limited liability company agreement and other applicable governing documents of the Parent Borrower (or a certificate of an Authorized Officer of the Parent Borrower stating that such documents have not been modified since the Closing Date and are in full force and effect) and a good standing certificate from the Secretary of State of Delaware, dated as of a recent date, certifying as to the good standing of the Parent Borrower.

                  Section 4          Replacement Lenders and Non-Consenting Lenders. If any Lender under the Credit Agreement declines or fails to consent to this Amendment by failing to return an executed Lender Addendum to the Administrative Agent prior tothe Consent Deadline or elects to assign a portion of its Loans after the date when consents to the Second Amendment have been solicited and prior to the Consent Deadline, then pursuant to and in compliance with the terms of Section 11.06 and Section 11.12(f) of the Credit Agreement, such Lender shall be replaced and its commitments and/or obligations purchased and assumed (or a portion thereof) by either a Replacement Lender or an existing Lender which is willing to increase its Loans or Commitments, as applicable.

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          Section 5           Representations and Warranties. The Parent Borrower hereby represents and warrants to the Administrative Agent, the Second Amendment Lead Arrangers and the Lenders party hereto as follows:

          5.1           Existence. It is a duly organized or formed and validly existing limited liability company in good standing under the laws of its jurisdiction of formation.

          5.2           Power and Authority. It has the legal power and authority to execute and deliver this Amendment and perform its obligations hereunder.

          5.3           No Contraventions. The execution and delivery of this Amendment and the performance and observance by the Parent Borrower of the provisions hereof will not (a) violate or contravene its Organizational Documents or any provision of any law, statute, rule, regulation, order, writ, injunction or decree of any Governmental Authority applicable to the Parent Borrower or its properties and assets or (b) conflict with or result in a breach or contravention of any provision of, or constitute a default under, any contract binding upon or enforceable against the Parent Borrower or any of its properties or assets.

          5.4           Valid and Binding Agreement. This Amendment has been duly executed and delivered by the Parent Borrower. Upon satisfaction of the conditions set forth in Section 3.1 above, this Amendment shall constitute a valid and binding agreement of the Parent Borrower, enforceable against it in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally.

          5.5           Credit Agreement Representations. The representations and warranties of the Credit Parties contained in the Credit Agreement as amended hereby are true and correct in all material respects (or, if qualified by “materiality,” “Material Adverse Effect” or similar language, in all respects (after giving effect to such qualification)) as of the Second Amendment Effective Date, except to the extent that such representations and warranties expressly relate to an earlier specified date or period, in which case such representations and warranties shall have been true and correct in all material respects as of the date when made or for the respective period, as the case may be.

          5.6           No Default or Event of Default. As of the Second Amendment Effective Date, no Default or Event of Default exists and is continuing, nor will occur immediately after giving effect to this Amendment.

          5.7           No Consents. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with this Amendment, or the execution, delivery, performance, validity or enforceability of this Amendment, except consents, authorizations, filings and notices which have been obtained or made and are in full force and effect.

          Section 6          Miscellaneous.

          6.1           Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          6.2           Survival of Representations and Warranties. All representations and warranties made hereunder shall survive the execution and delivery of this Amendment.

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          6.3           Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          6.4           Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

          6.5           Loan Documents Unaffected. Each reference to the Credit Agreement in any Loan Document shall hereafter be construed as a reference to the Credit Agreement as amended hereby. This Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Credit Agreement or any other Loan Document. Except as herein otherwise specifically provided, all provisions of the Credit Agreement and the other Loan Documents, and the guarantees, pledges and grants of security interests, as applicable, under each of the Security Documents, are hereby reaffirmed and ratified and shall remain in full force and effect, shall continue to accrue to the benefit of the Secured Parties and shall be unaffected hereby. This Amendment is a Loan Document.

          6.6           Expenses. As provided in and subject to the limitations of Section 11.01 of the Credit Agreement, the Parent Borrower agrees to pay all reasonable costs and expenses incurred by the Administrative Agent in connection with the preparation, negotiation, and execution of this Amendment, including without limitation the reasonable costs and fees of the Administrative Agent’s legal counsel.

          6.7           Entire Agreement. This Amendment, together with the Credit Agreement and the other Loan Documents and the letter agreements entered into between the Parent Borrower and each of the Second Amendment Lead Arrangers, integrates all the terms and conditions mentioned herein or incidental hereto and supersedes all oral representations and negotiations and prior writings with respect to the subject matter hereof.

          6.8           Acknowledgments. Each of Holdings and the Parent Borrower hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Amendment and the other Loan Documents;

(b) none of the Administrative Agent, the Second Amendment Lead Arrangers, nor any Lender has any fiduciary relationship with or duty to the Parent Borrower or any Credit Party arising out of or in connection with this Amendment or any of the other Loan Documents, and the relationship between the Administrative Agent, the Second Amendment Lead Arrangers and the Lenders, on one hand, and the Parent Borrower and the other Credit Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Parent Borrower and the Lenders.

          6.9           Counterparts. This Amendment may be executed by the parties hereto separately in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement. Transmission by a party to another party (or its counsel) via facsimile or electronic mail of a copy of this Amendment (or a signature page of this Amendment) shall be as fully effective as delivery by such transmitting party to the other parties hereto of a counterpart of this Amendment that had been manually signed by such transmitting party.

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          6.10           Governing Law. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW). TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE PARENT BORROWER AND HOLDINGS HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK GOVERNS THIS AMENDMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

          6.11           Jury Trial Waiver. EACH OF THE PARTIES TO THIS AMENDMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OF THE OTHER LOAN DOCUMENTS (INCLUDING, WITHOUT LIMITATION, ANY AMENDMENTS, WAIVERS OR OTHER MODIFICATIONS RELATING TO ANY OF THE FOREGOING), OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY

          6.12           Third Party Beneficiary. The parties hereto expressly recognize that each Second Amendment Lead Arranger is a third party beneficiary of this Amendment and Section 11.02 of the Credit Agreement and may enforce any right, remedy, or claim conferred, given or granted hereunder or thereunder.

[SIGNATURE PAGE FOLLOWS.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

ORCHARD ACQUISITION COMPANY, LLC

By:	/s/ Randi Sellari
Name: Randi Sellari
Title: President

JEFFERIES FINANCE LLC, as Administrative Agent
and on behalf of the Lenders

By:	/s/ J. Paul McDonnell
Name: J. Paul McDonnell
Title: Managing Director

ATTACHMENT 1

REAFFIRMATION OF GUARANTY

By its execution and delivery of this reaffirmation (this “Reaffirmation of Guaranty”), each of the undersigned Guarantors hereby acknowledges and agrees, as of December 6, 2013, to that certain Second Amendment to Credit Agreement dated as of December 6, 2013, among Orchard Acquisition Company, LLC, a Delaware limited liability company (the “Parent Borrower”) and Jefferies Finance LLC, as Administrative Agent for and on behalf of the Lenders (the “Amendment”; capitalized terms used without definition herein have the meanings set forth in the Amendment), and reaffirms the Guaranty dated as of February 8, 2013 among the Parent Borrower, J.G. Wentworth, LLC, the subsidiaries of the Parent Borrower party thereto, and Jefferies Finance LLC, as Collateral Agent thereunder, for the benefit of the Secured Creditors (as defined therein).

[SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, each of the parties hereto has caused this reaffirmation to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

ORCHARD ACQUISITION COMPANY, LLC

By:	/s/ Randi Sellari
Name: Randi Sellari
Title: President

J.G. WENTWORTH, LLC

By:	/s/ Randi Sellari
Name: Randi Sellari
Title: President

PEACHHI LLC

By:	/s/ Randi Sellari
Name: Randi Sellari
Title: President

PEACH HOLDINGS, LLC

By:	/s/ Randi Sellari
Name: Randi Sellari
Title: President

J.G. WENTWORTH STRUCTURED
SETTLEMENT FUNDING II, LLC

By:	/s/ Rebecca Howell
Name: Rebecca Howell
Title: Vice President

J.G. WENTWORTH S.S.C. LIMITED
PARTNERSHIP

By: J.G. Wentworth Structured Settlement Funding II,
LLC, as its General Partner

By:	/s/ Rebecca Howell
Name: Rebecca Howell
Title: Vice President

GREEN APPLE MANAGEMENT COMPANY, LLC

By:	/s/ Randi Sellari
Name: Randi Sellari
Title: President

J.G. WENTWORTH MANAGEMENT
COMPANY, LLC

By:	/s/ Randi Sellari
Name: Randi Sellari
Title: President

PEACHTREE ORIGINATIONS, LLC
By: J.G. Wentworth S.S.C., Limited Partnership, its Sole Member
By: J.G. Wentworth Structured Settlement Funding II, LLC, its General Partner

By:	/s/ Rebecca Howell
Name: Rebecca Howell
Title: Vice President

J.G. WENTWORTH ORIGINATIONS, LLC
By: J.G. Wentworth S.S.C. Limited Partnership, its Sole Member
By: J.G. Wentworth Structured Settlement Funding II, LLC, its General Partner

By:	/s/ Rebecca Howell
Name: Rebecca Howell
Title: Vice President

PEACHTREE SETTLEMENT FUNDING, LLC
By: Peachtree Originations, LLC, its Sole Member
By: J.G. Wentworth S.S.C., Limited Partnership, its Sole Member
By: J.G. Wentworth Structured Settlement Funding II, LLC, its General Partner

By:	/s/ Rebecca Howell
Name: Rebecca Howell
Title: Vice President

SETTLEMENT FUNDING, LLC
By:	/s/ Randi Sellari
Name: Randi Sellari
Title: President:

LOTTERY ORIGINATIONS, LLC
By: J.G. Wentworth S.S.C., Limited Partnership, its Sole Member
By: J.G. Wentworth Structured Settlement Funding II, LLC, its General Partner

By:	/s/ Randi Sellari
Name: Randi Sellari
Title: President

LOTTERY FUNDING, LLC
By: Lottery Originations, its Designated Manager
By: J.G. Wentworth S.S.C., Limited Partnership, its Sole Member
By: J.G. Wentworth Structured Settlement Funding II, LLC, its General Partner

By:	/s/ Rebecca Howell
Name: Rebecca Howell
Title: Vice President

PEACHTREE FUNDING NORTHEAST, LLC

By:	/s/ Randi Sellari
Name: Randi Sellari
Title: President

PEACHTREE PRE-SETTLEMENT FUNDING, LLC

By:	/s/ Randi Sellari
Name: Randi Sellari
Title: President

PSF HOLDINGS, LLC

By:	/s/ Randi Sellari
Name: Randi Sellari
Title: President

TATS LICENSING COMPANY, LLC

By:	/s/ Randi Sellari
Name: Randi Sellari
Title: President

ATTACHMENT 2

LENDER ADDENDUM

Reference is hereby made to the proposed Second Amendment to Credit Agreement dated as of December 6, 2013 (the “Amendment”), among Orchard Acquisition Company, LLC, a Delaware limited liability company and Jefferies Finance LLC, as Administrative Agent for and on behalf of the Lenders (including the undersigned), a copy of which is attached hereto. Capitalized terms used but not defined herein have the meanings assigned to them in the Amendment. By its signature below, the undersigned hereby consents as of this ____ day of December, 2013 to the amendments provided for in the proposed Amendment and authorizes the Administrative Agent to execute the Amendment on its behalf.

[SIGNATURE PAGE FOLLOWS.]

[LENDER], as a Lender

By:
Name:
Title: